Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(58,832,250)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(34,235,370)
Dividend Income	6,760
Interest Income	7,072
ETF Transaction Fees	13,000
Total Income (Loss)	$(93,040,788)

Expenses
General Partner Management Fees	$253,177
Professional Fees	43,525
Brokerage Commissions	74,452
Directors' Fees and insurance	7,898
NYMEX License Fee	6,329
Total Expenses	$385,381
Net Income (Loss)	$(93,426,169)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/21	$478,100,914
Additions (7,000,000 Shares)	116,933,685
Withdrawals (2,600,000 Shares)	(40,973,072)
Net Income (Loss)	(93,426,169)

Net Asset Value End of Month	$460,635,358
Net Asset Value Per Share (30,784,588 Shares)	$14.96

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596